Exhibit 10.26
AMERIGAS PROPANE, INC.
SUMMARY OF DIRECTOR COMPENSATION

The table below shows the components of director compensation effective October 1, 2018. A director who is an officer or employee of the Registrant or its subsidiaries is not compensated for service on the Board of Directors or for service on any Committee of the Board.

	Cash Component	Equity Component (1)
Annual Retainer	$80,000	$85,000
Additional Annual Retainer for Presiding Director	$15,000
Additional Annual Retainer for Audit Committee Members (other than the Chairperson)	$10,000
Additional Annual Retainer for Audit Committee Chairperson	$15,000
Additional Annual Retainer for the Compensation and Management Development Committee Chairperson	$12,500
Additional Annual Retainer for the Corporate Governance Committee Chairperson	$12,500

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(1) Directors will receive a fixed value of phantom units representing AmeriGas Partners, L.P. common units effective on a Director’s date of election or re-election to the Board of Directors of AmeriGas Propane, Inc.